UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Par Pacific Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholders:

On March 25, 2021, Par Pacific Holdings, Inc. (“Par Pacific,” the “Company,” “we,” “our,” or “us”) transmitted a Notice of Internet Availability of Proxy Materials to our stockholders and filed a definitive proxy statement (our “Proxy Statement”) with the U.S. Securities and Exchange Commission in connection with our 2021 Annual Meeting of Stockholders to be held on May 4, 2021 (the “Meeting”).

One of our proposals to be voted on by our stockholders at the Meeting and described in our Proxy Statement is the approval of an amendment to the Second Amended and Restated Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan (“Proposal 3” or the “Equity Plan Proposal”). If approved by our stockholders at the Meeting, the Equity Plan Proposal would increase the number of shares of our common stock reserved for issuance under the Second Amended and Restated Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan (the “LTIP”) by 3,000,000 shares. To assist our stockholders in their consideration of this important proposal, we are providing additional information.

Recently, Institutional Shareholder Services (“ISS”) released a report recommending that our stockholders vote against the Equity Plan Proposal. Although we respect the ISS approach, their formulaic analysis in recommending against the Equity Plan Proposal does not consider several relevant and important considerations, described in additional detail below.

The Par Pacific Board of Directors unanimously recommends you cast your vote FOR the Equity Plan Proposal.

Purpose of the Equity Plan Proposal

The additional shares we are requesting as part of the Equity Plan Proposal are vital to our compensation and business strategies. The use of equity awards enables us to attract and retain top talent in a competitive industry. We also use equity awards to retain key employees in connection with the Company’s strategy of acquiring and developing energy and infrastructure businesses, which we believe has created significant stockholder value. Equity awards also serve to align management and stockholder interests and are a critical element of our pay-for-performance compensation philosophy.

In addition, Par Pacific is committed to pro-actively maintaining best practices in its compensation program and equity plan, as well as engaging with stockholders and being responsive to their priorities and concerns. For example, in 2018 the Compensation Committee of our Board of Directors began to incorporate performance stock units, or PSUs, into our executive compensation program. The PSUs cliff-vest at the end of three years and are issued at between 0% and 120% of target based on the Company’s achievement of certain financial targets. This change was made in furtherance of the Compensation Committee’s goal of enhancing the link between compensation and performance and placing executive compensation at risk of loss if the Company does not meet its financial goals.

ISS Background

ISS has recommended voting for all of our director nominees this year. Additionally, ISS has recommended voting for our say-on-pay and equity plan proposals in prior years. However, this year ISS has recommended voting against the Equity Plan Proposal due to the formulaic application of certain of its quantitative thresholds. We are asking our stockholders to consider several important relevant factors that ISS did not consider in its analysis.

For example:

•

ISS applies formulaic plan cost calculations that appear inflated because they do not consider the unique circumstances of the 2020 award cycle. As disclosed in our Proxy Statement, to preserve liquidity due to the impact of the Covid-19 pandemic on the Company’s business, management-level employees did not receive annual cash bonuses for their 2020 performance. Instead, these key employees received additional restricted stock awards that vest ratably over four years. We believe this prudent use of equity awards to preserve liquidity creates stockholder value.

•

We believe the Equity Plan Proposal is reasonable based on a comparison to our compensation peer group described in our Proxy Statement and in additional detail on the following page. Peer group data shows that our three-year average run rate from 2018-2020 ranks below the median of our compensation peer group, and below the ISS benchmark rate for energy companies in the Russell 3000 Index of 3.24%. Moreover, our LTIP has the lowest expected life in the peer group.

•

ISS does not consider the significant negative implications for us and our stockholders if the Equity Plan Proposal is not approved. As described in our Proxy Statement, due largely to the 2020-2021 equity issuances described above, we have substantially exhausted the shares available for issuance under the LTIP. Absent approval of the Equity Plan Proposal, we will be extremely limited in our ability to utilize equity awards as part of our compensation and business strategies and may need to utilize cash awards or other forms of incentive compensation that are relatively unfriendly to our stockholders in order to attract and retain employees. These forms of incentive compensation can cause volatility in quarterly financial results, reduce alignment of interests between employees and stockholders, and reduce cash available for growth opportunities.

•	Glass, Lewis & Co., another influential proxy advisory service, recommends that our stockholders vote FOR the Equity Plan Proposal.

Comparative Peer Group Data Support the Reasonableness of the Equity Plan Proposal

Par Pacific’s compensation peer group consists of the following companies:

Calumet Specialty Products Partners LP	Kraton Corporation
Casey’s General Stores, Inc.	Macquarie Infrastructure Corporation
Crestwood Equity Partners	NuStar Energy L.P.
CrossAmerica Partners LP	Renewable Energy Group, Inc.
CVR Energy, Inc.	Sprague Resources LP
Delek U.S. Holdings, Inc.	Stepan Company
Green Plains Inc.	Tronox Holdings Plc

As shown in the table below, Par Pacific’s three-year average run rate (2018-2020) and equity plan overhang compares favorably to its peer group, and Par Pacific has the lowest expected life of its LTIP.

	Par Pacific	Peer Group Median	Par Pacific Percentile Rank
Three-Year Average Run Rate (2018-2020)	1.2%	1.5%	29	th
Total Overhang[1]	5.7%	9.2%	15	th

Expected Life of LTIP[2]	0.8 years	3.1 years	Lowest

If the Equity Plan Proposal is not approved, Par Pacific may need to utilize cash awards or other forms of incentive compensation that are relatively unfriendly to our stockholders in order to attract and retain employees, thereby reducing liquidity for growth opportunities.

[1]	Total Overhang is defined as (the number of shares underlying outstanding awards as of year-end 2020 plus authorized and unissued shares) divided by common shares outstanding as of March 1, 2021.
[2]	Expected Life of LTIP is equal to the number of shares currently available for grant under the LTIP divided by three-year average run rate.

Par Pacific uses equity to align the interests of our employees with those of our stockholders.

The Compensation Committee of our Board has historically used equity awards as a critical component of our overall compensation program, both for our executive team and for other leaders throughout the organization. In the 2020-2021 grant cycle, for example, Par Pacific granted equity awards to over one hundred of the Company’s key employees. This practice has created a strong link between the interests of our employees and those of our stockholders, and our stockholders have been supportive of our general approach to compensation, as indicated by consistently high support of our say-on-pay proposals.

We believe the following aspects of our approach to equity based compensation are best practices and align pay with performance:

•	No discounted stock awards

•	Executive management receives performance stock units with risk of loss if the Company does not meet financial targets

•	No single-trigger vesting acceleration of awards on a change in control

•	No repricing without stockholder approval

•	Four-year ratable vesting of restricted stock awards

•	No hedging of equity securities

•	No tax gross-ups

For all these reasons, our Board recommends that you vote “FOR” Proposal 3.

On behalf of the Par Pacific Board of Directors, I want to thank you for your attention to the Equity Plan Proposal. The Board strongly believes that approval of the Equity Plan Proposal is in the best interests of the Company and its stockholders and continues to unanimously recommend you cast your vote FOR Proposal 3. We respectfully urge you to consider the foregoing additional information as you cast your vote.

Please also vote “FOR” all of our nominees to the Par Pacific Board of Directors.

Glass Lewis recently issued a report that noted concerns about our lack of an independent lead director. We respectfully disagree with the supposed issues raised in their report. The Chairman of the Par Pacific Board of Directors is Robert Silberman, who has been determined to be independent pursuant to New York Stock Exchange (“NYSE”) guidelines and who has extensive leadership experience as a former Assistant Secretary of the U.S. Army, board member of other public companies, and long-tenured chief executive officer. The Chairman of our Nominating and Corporate Governance Committee is Melvyn Klein, who has also been determined to be independent and who has decades of experience as a board member of numerous public companies in a variety of industries and who was appointed by President Reagan to the Executive Committee of the President’s Private Sector Survey on Cost Control in the Federal Government (Grace Commission) and by President Clinton to the U.S. State Department’s Advisory Committee on International Economic Policy. These independent Board leaders are committed to governance best practices, and their experience informs Par Pacific governance guidelines in accord with NYSE standards.

If you have already returned your proxy or voting instruction form or provided voting instructions, you may change your vote. Should you have any questions or need any assistance in submitting your proxy to vote your shares, please call our proxy solicitor, Alliance Advisors, at 1-855-200-8636 or parr@allianceadvisors.com.

Sincerely,

James Matthew Vaughn
Chief Administrative Officer and General Counsel

PAR PACIFIC HOLDINGS, INC.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 4, 2021

Annual Meeting of Stockholders to be Held Virtually.

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice, Proxy Statement and Annual Report are available at http://www.viewproxy.com/parpacific/2021.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for a copy. Please make your request for a copy as instructed below on or before April 28, 2021 to facilitate timely delivery.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

Voting Items

The 2021 Annual Meeting of Stockholders of Par Pacific Holdings, Inc., will be held virtually on May 4, 2021 at 8:30 a.m. CDT. You must pre-register for the meeting at http://www.viewproxy.com/parpacific/2021, for the following purposes:

1.	ELECTION OF DIRECTORS 01

Robert Silberman	02 Melvyn Klein	03 Curtis Anastasio	04 Timothy Clossey

05 L. Melvin Cooper	06 Walter Dods	07 Katherine Hatcher	08 Joseph Israel

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.

Approve an amendment to the Second Amended and Restated Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan that provides for an increase in the maximum number of shares of our common stock reserved and available for issuance by 3,000,000 shares; and

4	Transact any other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL NOMINEES IN THE ELECTION OF DIRECTORS IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Proxy materials for this annual meeting and future meetings may be requested by one of the following methods:

To view your proxy materials online, go to http://www.viewproxy.com/parpacific/2021. Have the 11 digit control number available when you access the website and follow the instructions.

877-777-2857 TOLL FREE

requests@viewproxy.com

*   If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials.

You must use the 11 digit control number located in the box below.

CONTROL NO.

PAR PACIFIC HOLDINGS, INC.

The meeting will be held virtually.

PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVE

The following proxy materials are available to you to review at:

http://www.viewproxy.com/parpacific/2021

Notice, Proxy Statement and Annual Report

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by Internet or request a hard copy.

You May Vote Your Proxy When You View The Materials On The Internet.

You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-877-777-2857 toll free or

By logging onto http://www.viewproxy.com/parpacific/2021

or

By email at: requests@viewproxy.com

Please include the company name and your control number in the email subject line.